Exhibit 9.01

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of April 20, 2006, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as agent for the Lenders and Bank Product Providers (in such capacity “Agent”), MAGNETEK, INC., a Delaware corporation (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter as a “Borrower” and individually and collectively, jointly and severally, as the “Borrowers”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.            The Lenders, Agent and Borrowers have previously entered into that certain Credit Agreement dated September 30, 2005, as amended by that certain First Amendment to Credit Agreement and Waiver, dated November 29, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            An Event of Default has occurred and is continuing as a result of Borrowers’ failure to comply with the provisions of Section 5.19 of the Credit Agreement (the “Known Existing Default”).

C.            Borrowers have requested that Agent and the Lenders waive the Known Existing Default and amend the Credit Agreement on the terms and conditions set forth herein.

D.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender Group’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Credit Agreement.

(a)           Section 5.19 of the Credit Agreement is hereby amended by replacing the words “December 31, 2005” appearing therein with the words “September 30, 2006”.

(b)           Section 6.16(a)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i)          Minimum TTM EBITDA. TTM EBITDA, measured as of the end of each fiscal quarter specified in the following table of no less than the applicable amount set forth opposite thereto:

Applicable Amount	Fiscal Quarter Ending

$13,000,000	September 30, 2005

$12,400,000	December 31, 2005

$11,000,000	March 31, 2006

$11,000,000	June 30, 2006

$17,000,000	September 30, 2006 and the last day of each fiscal quarter thereafter”

(c)           Section 6.16(a)(iii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iii)        Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured for the period specified in the following table of not less than the applicable ratio set forth opposite thereto:

Applicable Ratio	Measurement Period

2.00:1.00	3 months ending September 30, 2005

2.00:1.00	6 months ending December 31, 2005

1.20:1.00	9 months ending March 31, 2006

1.20:1.00	12 months ending June 30, 2006

1.75:1.00	12 months ending September 30, 2006 and the 12 months ending on the last day of each fiscal quarter thereafter”

(d)           Section 6.16(a)(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv)        Leverage Ratio. A Leverage Ratio, measured as of the end of each fiscal quarter specified in the following table of not more than the applicable ratio set forth opposite thereto:

Applicable Ratio	Fiscal Quarter Ending

4.10:1.00	September 30, 2005

4.40:1.00	December 31, 2005

4.20:1.00	March 31, 2006

4.00:1.00	June 30, 2006

3.25:1.00	September 30, 2006 and the last day of each fiscal quarter thereafter”

(e)           Section 6.16(a) of the Credit Agreement is hereby amended by adding the following subsection (v) thereto:

“(v)         Minimum Excess Availability. Excess Availability of $1,500,000 or more at any time.”

2.             Waiver of Known Existing Default. Agent and the Lenders hereby waive enforcement of the Lender Group’s rights against Borrowers arising from the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of any Borrower to comply fully with Section 5.19 of the Credit Agreement (as amended hereby). This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of any of the Lender Group’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and any member of the Lender Group shall be a waiver of any rights or remedies the Lender Group has or may have against any Borrower, except as specifically provided herein. Except as specifically provided herein, each member of the Lender Group hereby reserves and preserves all of its rights and remedies against each Borrower under the Credit Agreement and the other Loan Documents.

3.             Amendment Fee. In consideration of the amendments and waivers contained herein, the Borrowers hereby jointly and severally agree to pay to Agent, for its sole and separate account, a non-refundable amendment fee in the amount of $25,000 (the “Amendment Fee”). The Amendment Fee is fully-earned as of and due and payable on the date hereof.

4.             Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment, and the waivers provided for herein are effective.

(a)           Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Amendment Fee. The Amendment Fee, which may be paid by way of a charge to Borrowers’ Loan Account.

(c)           Amendment to Second Lien Loan Agreement, etc. Evidence that (i) the Borrowers, Second Lien Agent and the Second Lien Lenders have entered into an amendment to the Second Lien Loan Agreement reflecting substantially the same amendments and waivers set forth in this Amendment (the “Second Lien Amendment”) and (ii) the Borrowers have paid any and all amendment fees or other amounts required under the Second Lien Amendment for the effectiveness thereof, including a disbursement letter in the form attached hereto as Exhibit A, executed by the Administrative Borrower to effect such payment.

(d)           Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth herein and in the Credit Agreement must be true and correct in all material respects (except where any such representation or warranty is already subject to a materiality standard, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof).

(e)           Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

5.             Representations and Warranties. Each Borrower represents and warrants as follows:

(a)           Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except where any such representation or warranty is already subject to a materiality standard, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

(e)           No Default. After giving effect to the waivers contained in this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)            No Duress. This Amendment has been entered into without force or duress, of the free will of each Borrower. Each Borrower’s decision to enter into this Amendment is a fully informed decision and each Borrower is aware of all legal and other ramifications of such decision.

(g)           Counsel. Each Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

6.             Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

7.             Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.             Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to the Lender Group and Bank Product Providers.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

9.             Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

10.           Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against any member of the Lender Group or any Bank Product Provider with respect to the Obligations.

11.           Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.           Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.           Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to waive any of the Lender Group’s rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

MAGNETEK, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President and Chief Financial Officer

MAGNETEK ADS POWER, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President

MAGNETEK MONDEL HOLDING, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President

WELLS FARGO FOOTHILL, INC.,
a California corporation,
as Agent and as sole Lender

By:	/s/ Jeffrey Royston
Name:	Jeffrey Royston
Title:	Vice President

ACKNOWLEDGEMENT BY GUARANTORS

In connection with the foregoing Second Amendment to Credit Agreement and Waiver (the “Amendment”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Amendment) under their respective Guaranties (as defined in the Credit Agreement referenced in the Amendment), hereby acknowledges and agrees to the Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

MAGNETEK NATIONAL ELECTRIC COIL, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President

MAGNETEK ALTERNATIVE ENERGY, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President

MONDEL ULC,
a Nova Scotia unlimited liability company

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President